SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2005

CHAMPION ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326
(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Agreements.

On April 5, 2005, Champion Enterprises, Inc. announced that it has completed six separate transactions resulting in the divestiture of 22 retail sales centers in the Carolinas, Virginia, Texas, and Louisiana for cash of approximately $20 million. An estimated $10 million of these proceeds were used to pay down related floor plan obligations. Remaining floor plan debt now totals less than $2 million. The company will record no significant gain or loss from these transactions. In all but six locations, which were home centers located in communities, long-term distribution agreements were entered into with the buyers.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit
Number

99.1	Press Release dated April 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.
/s/ Phyllis A. Knight
Phyllis A. Knight,
Executive Vice President and
Chief Financial Officer

Date:       April 5, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 5, 2005